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July 7, 1999



Mr. Frank E. Egger
10301 S. W. 13th Street
Pembroke Pines, Florida 33025

RE:               CONSULTING AGREEMENT

Dear Frank:

This letter is to confirm our agreement that you will be retained by InSight on the following terms:

(1) Effective July 12, 1999, you will act as interim President and CEO of InSight until a replacement is identified and hired.

(2) The initial term of this arrangement is four (4) months. We have agreed that either of us may cancel this arrangement upon sixty (60) days' written notice.

(3) You will provide InSight with a minimum of 40 hours per week of services. InSight will provide you telephone, facsimile and copy services, office space, secretarial support and office supplies.

(4) InSight will compensate you at the rate of $15,000.00 monthly, payable at the beginning of each calendar month in advance effective as of July 8, 1999. InSight will also reimburse you for all reasonable out-of-pocket expenses. Expenses shall be submitted monthly and InSight will pay for expenses according to its established policy.

(5) You are an independent contractor with respect to InSight and not an employee of InSight. InSight will not provide you with any fringe benefits, including life insurance,

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FRANK E. EGGER
July 7, 1999
Page 2


     medical, health, accident or disability plan or program, paid vacation or any other employee benefit.

(6) You have agreed that by reason of your position with InSight, you have access to InSight's confidential information and materials and trade secrets with regard to InSight's business affairs and you have agreed that you have held, and will hold, all such information strictly confidential and that you will not disclose or use such information for any reason without the prior written consent of InSight.

(7) We have agreed that your March 28, 1996 Consulting Agreement will remain in full force and effect.

(8) We have agreed that you will also be granted today a warrant for 15,000 shares of InSight common stock which will vest over a period of four months and will remain exercisable for ten years.

If the above accurately sets forth our arrangement, please execute the enclosed copy of this Agreement and return the same to me.

Very truly yours,


/s/ Leonard H. Habas


LEONARD H. HABAS, Chairman
Compensation Committee

AGREED TO:


/s/ Frank E. Egger
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Frank E. Egger